UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2006

GLOBALNET CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-24962	75-2863583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2616 South Loop West, Suite 660, Houston, Texas 77054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 778-9591

Copy of correspondence to:

Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Globalnet Corporation (the “Company”) provides the following information as an update on its current financial condition and operations. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, development and marketing of products, competitive position, and plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the treatment of various financial instruments and the related charge to earnings, the impairment of goodwill, the continued implementation of the Company's strategic plan, the expected future monthly losses, the availability and terms and conditions of new financing, and the impact of capital allocation decisions should new financing be obtained, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the telecommunications industry in which the Company operates. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. In addition, the forward looking financial information presented below was prepared using very basic information and assumptions which did not include all, information and assumptions generally used in the preparation of forward looking financials. Furthermore, the forwarding looking financial information presented below assumes the Company is able to obtain funding when needed and on reasonable terms. There can be no assurance when or if the Company will obtain funding or the terms of any such funding. At the present time the Company does not have sufficient cash to fund its operations. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

Status of Financial Statements and Audits

As previously disclosed, the Company engaged in conversations with the Securities and Exchange Commission (the "SEC") on a variety of accounting issues in early to mid-2005. On February 11, 2006, the Company re-initiated contact with the SEC via a request for guidance (the "Request") with the Office of the Chief Accountant.

The primary purpose of the Request was to seek guidance on the treatment of certain convertible notes and preferred stock (the "Instruments") issued during 2003, and possibly requiring derivative accounting treatment under Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force ("EITF") No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

From the conversations with the SEC, subject to final audit, the Company now expects to record the Instruments as derivatives. The accounting charge that will result from this accounting treatment substantially reflects the significant rise in the price of the Company's common stock during the fourth quarter of 2003, followed by the steep decline in 2004. Although the Company has not completed its analysis and the estimate has not been audited, the Company has advised the SEC that the fourth quarter of 2003 charge to earnings will likely exceed $600 million dollars, and that this charge will significantly be recovered as income in 2004 as the common stock price which underlies the derivative calculation, declined.

The guidance received from the SEC will also impact the Company's recording of the Instruments in 2004 through 2006, and will also affect the accounting for new convertible instruments in those years. The impact of derivative accounting on the Instruments and new financing instruments has not been calculated, but is expected to be material to the Company’s financial statements. The Company also expects, subject to audit, to report a major impairment of goodwill and other intangible assets, at December 31, 2003.

The derivative accounting treatment, discussed above, also affects periods prior to 2003. Currently, the Company expects to correct the 2003 opening balance sheet for the impact of derivative accounting prior to 2003, and to restate the quarterly information for all periods in 2003 within a “comprehensive” Form 10-K, as discussed below.

The Company has also been in discussions with the SEC regarding mechanisms through which the Company might be able to expedite the filing of its annual and quarterly reports with the Securities and Exchange Commission. The Division of Corporation Finance of the SEC has advised the Company that it will accept the inclusion of required quarterly information in a “comprehensive” Form 10-KSB for the year ended December 31, 2004. While this filing would allow the Company to forgo filing amended Forms 10-QSB and Form 10-KSB for the earlier periods, it does not relieve the Company of the requirement to substantively provide all required information within the comprehensive Form 10-KSB that would otherwise have been filed in amended filings. The waiver by the Division of Corporation Finance does not protect the Company against any enforcement actions. For certain purposes under the SEC’s rules and regulations, the Company may not be deemed to be “current.” The impact of not being deemed current for certain purposes may materially affect the Company’s options with respect to certain filings it may wish to make in the future and may negatively impact the Company’s ability to be relisted on the Over-the-Counter Bulletin Board.

As a result of these discussions, and the need to restate all periods in 2003 which was previously not anticipated, the Company's efforts will require significantly more time to complete. Although there is no assurance that the filings, as described above, would be completed by June 30, 2006, the Company has advised the SEC that its new goal for filing would approximate this date.

Finances and Operations Related Update

Due to the incomplete nature of its work associated with the 2003 to 2005 audits, discussed above, the Company is able to provide only limited financial statement information:

-	the Company's revenue for the fourth quarter of 2005 is expected to approximate $1.5 million, with gross margin in the 3-6% range.
-	revenues for the first quarter of 2006 are projected to approximate $1.2 million, with gross margins in the 6% range.
-
wholesale activities continue to be reoriented, with an ultimate goal that these activities will exist primarily to support and differentiate the VOIP product lines. This reorientation will result in slow revenue growth in the wholesale offerings, with only minimal margin expansion expected. In subsequent periods of 2006, the Company expects to show slow revenue and margin growth in its VOIP product lines;

-	the Company's cash consumption, excluding audit related and new marketing initiative expenses, has been reduced to the approximate $200,000 per month range;
-	the Company's relocation of its primary switching facility from San Antonio to Houston, Texas has been substantially completed;
-
the Company continues to settle claims and contingencies, as it deems appropriate and necessary. In February 2006, the Company settled a three year commitment for cable service in San Antonio, Texas, and expects to engage in discussions relating to other long-term commitments associated with its San Antonio location. The Company cannot currently estimate the ultimate result of these other negotiation efforts.

Financing Related Update

As disclosed in its Current Report on Form 8-K, filed March 16, 2006, the Company has entered into a Securities Purchase Agreement (the "SPA") for the aggregate of $1,500,000 in callable secured convertible notes (the "Notes") with certain investors (the "Investors"). As of the date hereof, the Company has sold $1,225,000 in the Notes pursuant to the SPA. While the SPA contemplates monthly purchases of the Notes, under defined conditions either the Company or the Investors may decline to proceed with additional purchases of the Notes. There is no assurance that additional purchases of the Notes will occur, and should such a circumstance occur, it is likely that the Company would have insufficient funds to continue operations.

The Company is behind on its original expectations relative to the funding schedule on the Notes. The Company has recently initiated discussions with the Investors relating to a request to fund current operations, increase marketing and promotion budgets, and fully fund the remaining costs of the audits and filings. Although the requests are fluid and subject to negotiation, the Company has initially requested additional normal operations funding of approximately $200,000 per month (including certain settlements payments), and additional marketing and operations support funding in the $50,000 per month range. This additional market and operations funding would allow attendance at various trade shows, and provide for international marketing on a very limited scale. While viewed as necessary investments, these marketing expenditures would not result in immediate or near-term revenue expansion. The Company is also discussing a remaining audit and filings budget in the range of $200,000 to $250,000.

The Notes, together with approximately $9,000,000 in face amount of callable secured convertible notes also issued to the Investors (the "Previous Notes"), are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of (i) $0.0036 or (ii) 20% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of April 7, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0002 and, therefore, the conversion price for the secured convertible notes was $.00004. Certain of the Company's debt instruments originated in periods prior to October 2003; accordingly, such debt instruments may be converted to common stock which may be sold pursuant to Rule 144(k).

The Company's Articles of Incorporation currently allow for issuance of a maximum of 20,000,000,000 shares of common stock. Currently, the Company has approximately 10,600,000,000 shares outstanding (including conversions of Previous Notes during calendar year 2006 of approximately 1,845,000,000 common shares), leaving an unissued balance of authorized shares that is not sufficient to service the maximum requirements of all of its convertible securities. In the event we are unable to obtain an increase in our authorized common stock, we will be required to repay the convertible debenture and we will be subject to penalties associated with such failure to deliver shares of common stock upon conversion of the debentures as well as prepayment penalties. In addition, the Investors, which have a secured lien on all of our assets and intellectual property, would be entitled to foreclose on our assets and intellectual property. In the event that the foregoing were to occur, significant adverse consequences to the Company would be reasonably anticipated. Although no notice of default has been received from the Investors, all Previous Notes are in default under numerous covenants.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBALNET CORPORATION

By:	/s/ MARK T. WOOD
Mark T. Wood, CEO

Dated: April 10, 2006